EXHIBIT 21

LTC PROPERTIES, INC.

LIST OF SUBSIDIARIES

As of December 31, 2022

Company	State of Organization	Company	State of Organization
Albuquerque Real Estate Investments, Inc.	Delaware	L-Tex LP Corporation	Delaware
Badger RE Holdings, LLC	Wisconsin	Memorial Park Real Estate Investments, Inc.	Delaware
Bakersfield-LTC, Inc.	Delaware	Merritt Island Real Estate Investments, Inc.	Delaware
Beaumont Real Estate Investments, LP	Texas	Midwest RE Holdings, Inc.	Delaware
Broadway Real Estate Investments, Inc.	Delaware	Mission Real Estate Investments, Inc.	Delaware
BV Holding-LTC, Inc.	Delaware	MLREI Holdings, Inc.	Delaware
Blue Ridge RE Holdings, LLC	Delaware	Monroeville Real Estate Investments, Inc.	Delaware
Chatham Real Estate Investments, LLC	Delaware	Mountain States Real Estate Investments, Inc.	Delaware
Coronado Corporation	Delaware	MS-FL Real Estate Investments, Inc.	Delaware
CPP Investments, Inc.	Delaware	MW Real Estate Investments, LLC	Illinois
Docena Real Estate Investments, LLC	Delaware	New Mexico Real Estate Investments, Inc.	Delaware
Florida-LTC, Inc.	Nevada	Newberry Real Estate Investments, Inc.	Delaware
Fort Wayne Real Estate Investments, Inc.	Delaware	NMKS Holdings, Inc.	Delaware
Great Road RE Holdings, Inc.	Delaware	NMKS Real Estate Investments, Inc.	Delaware
Gulf Breeze Real Estate Investments, Inc.	Delaware	North Carolina Real Estate Investments, LLC	North Carolina
Hewitt Real Estate Investments, Inc.	Delaware	Northwest RE Holdings, Inc.	Delaware
JVC Holdings, Inc.	Delaware	Ohio Springs Real Estate Investments, Inc.	Delaware
JVCH Real Estate Investments, Inc.	Delaware	Park Villa Corporation	Delaware
JVCO Real Estate Investments, Inc.	Delaware	PENN-IND Real Estate Investments, Inc.	Delaware
JVWL Real Estate Investments, Inc.	Delaware	PSF Real Estate Investments, LLC	Delaware
Kansas-LTC Corporation	Delaware	RC Real Estate Investments, Inc.	Delaware
Lakes Real Estate Investments, Inc.	Delaware	Red Oak Real Estate Investments, Inc.	Delaware
LTC GP I, Inc.	Delaware	Rogue Valley RE Holdings, LLC	Delaware
LTC West, Inc.	Nevada	Sabal RE Holdings, LLC	Delaware
LTC-Dearfield, Inc.	Nevada	Skilled Healthcare Holdings, Inc.	Delaware
LTC-DS, Inc.	Delaware	South Hills Real Estate Investments, Inc.	Delaware
LTC-Finance, Inc.	Delaware	Southeast RE Holdings, Inc.	Delaware
LTC-Griffin, Inc.	Nevada	SP Real Estate Investments, LLC	Delaware
LTC-Jonesboro, Inc.	Nevada	Stephenville Real Estate Investments, Inc.	Delaware
LTC-K1 Inc.	Delaware	SWTX Real Estate Investments, Inc.	Delaware
LTC-K2 Limited Partnership	Delaware	Texas-LTC Limited Partnership	Texas
LTC-K2 LP, Inc.	Delaware	Texas-LTC Woodridge Limited Partnership	Delaware
LTC-K2, Inc.	Delaware	Tupelo Real Estate Investments, Inc.	Delaware
LTC-New Mexico, Inc.	Nevada	TXMS Real Estate Investments, Inc.	Delaware
LTC-Richmond, Inc.	Nevada	Vacaville-LTC, Inc.	Delaware
L-Tex GP, Inc.	Delaware	Virginia-LTC, Inc.	Nevada
		WISL Investments, Inc.	Wisconsin